Exhibit 99.2

Q4 and Full Year 2011 Earnings Presentation Peter McDonald, CEO Dee Jones, CFO February 22, 2012 1

Safe Harbor Statement This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current views of our senior management with respect to our financial performance and future events with respect to our business and industry in general. Statements that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “preliminary,” “intend,” “plan,” “project,” “outlook” and similar statements of a future or forward-looking nature identify forward-looking statements. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these financial statements. We believe that these factors include, but are not limited to, the following: our inability to provide assurance for the long-term continued viability of our business; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; declining use of print yellow pages directories by consumers; competition from other yellow pages directory publishers and other traditional and new media; our ability to anticipate or respond to changes in technology and user preferences; changes in our operating performance; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit agreement; failure to comply with the financial covenants and other restrictive covenants in our credit agreement; limited access to capital markets and increased borrowing costs resulting from our leveraged capital structure and debt ratings; changes in the availability and cost of paper and other raw materials used to print our directories; our reliance on third-party providers for printing, publishing and distribution services; credit risk associated with our reliance on small- and medium-sized businesses as clients; our ability to attract and retain qualified key personnel; our ability to maintain good relations with our unionized employees; changes in labor, business, political and economic conditions; changes in governmental regulations and policies and actions of federal, state and local municipalities; and the outcome of pending or future litigation and other claims. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this and other reports we file with the Securities and Exchange Commission (“SEC”), including the information in “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2011 and in all subsequent filings with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. All forward-looking statements included in this report are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. 2

Peter McDonald, CEO 3

Disciplined Expense Management Adjusted EBITDA¹ Cost Initiatives: Restructuring efforts Reduced Sales costs Operational and Marketing efficiencies Simplified Operational processes Eliminated unprofitable products Distribution channels Partnership agreements G&A efficiencies, Bad Debt improvement 4 2011 2010² ¹ Reconciliation of GAAP to non-GAAP is included in the appendix. ² YTD 2010 included a $40 million, favorable non-recurring, non-cash resolution of state operating tax claims. 2011 adjusted EBITDA vs. 2010 adjusted pro forma EBITDA margin¹ improved 420 bps

Reducing Debt 5 Deleveraging Reduced debt over $1B in 2 years $2,750 $2,171 $ 1,745 $1,250 $1,750 $2,250 $2,750 12/31/2009 12/31/2010 12/31/2011

6 Listening to Our Clients

Go-To-Market Approach 7

Shift in Perception 8 “Old, Dated and Tired” “New, Relevant and Service-Oriented” From: To:

Superpages Mobile 9

Strategic Relationships 10

11 Execute and Transform

12 Dee Jones, CFO

Q4 2011 and Full Year Revenue Compared to 2010 Adjusted Pro Forma Revenue¹ 13 ¹ Q4 2010 and full year 2010 is adjusted for fresh start accounting. Reconciliations of GAAP to non-GAAP adjusted and adjusted pro forma is included in the appendix. Q4 2011 revenue declined 17.9 percent FY 2011 revenue declined 18.0 percent 2011 2010 2011 2010

 Net ad sales inclusive of negative CMR impact² Financial Overview – 2011 Net Advertising Sales¹ -16.1% -15.9% -16.7% -18.3% -16.8% 14 (1) Net advertising sales is an operating measure used by the Company to compare advertising sales for current advertising periods to corresponding sales for previous periods. It is important to distinguish net advertising sales from operating revenue, which on our financial statements is recognized under the deferral and amortization method. (2) Advertising sales for the year ended December 31, include negative adjustments of $11 million or 0.6 percent related to the financial distress and operational wind down of a single certified marketing representative in our third-party national sales channel. Excluding this impact, advertising sales for the year ended December 31, 2011 would have reflected a decline of 16.2 percent. As of June 2011, these accounts have been transitioned to other certified marketing representative firms.

 Q4 2011 and Full Year Adjusted EBITDA Compared to 2010 Adjusted Pro Forma EBITDA¹ ¹ Q4 2011 and full year 2011 is on an adjusted basis, 2010 YTD is on an adjusted pro forma basis. Reconciliation of GAAP to non-GAAP is included in the appendix. ² 2010 full year included a $40 million favorable non-recurring, non-cash resolution of state operating tax claims . Q4 2011 EBITDA declined 7.9 percent FY EBITDA declined 7.5 percent 15 36.2% 36.7% 32.3% 390bps margin improvement 420bps margin improvement 2011 2011 2010 2010

24.7% 22.0% Financial Overview – Full Year 2011 Operating Expense Adjusted Non GAAP¹, Full Year 2010 Operating Expense Adjusted Pro Forma ¹ Reconciliation of GAAP to non-GAAP is included in the appendix. ² 2010 G&A results include a $40 million expense reduction related to a favorable non-recurring, non-cash resolution of state operating tax claims. Selling – continued improvement in sales force efficiencies and related costs, including advertising Cost of Sales – primarily lower print volumes and distribution costs; efficiencies across all functions G&A – lower bad debt expense; efficiencies across various functions 2011 Operating Expense (excl. D&A) declined 23.0% vs. last year 21.2.%² 23.0% 16

Deleverage Debt 17 12/31/10 Balance 12/31/11 Balance Mandatory cash sweep payments Additional Par payment Payments below par 2011 Debt reduction $426 million Reduced debt at below par of $235M Cash Impact $117M Ending Cash 12/31/11 $90M

Questions and Answers 18

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Appendix 20

SuperMedia Inc.
Consolidated Statements of Operations

Reconciliation from Reported (GAAP) to Adjusted (Non-GAAP)
Three Months Ended December 31, 2011

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 12/31/11 Reported (GAAP)	Adjustments: Severance, Reorganization and Other Items [3]	Adjustments: Gain on Early Extinguishment of Debt [4]	3 Mos. Ended 12/31/11 Adjusted (Non-GAAP)
Operating Revenue	$ 384	$ -	$ -	$ 384
Operating Expense				
Selling	101	-	-	101
Cost of sales (exclusive of depreciation and amortization)	96	-	-	96
General and administrative	54	(6)	-	48
Depreciation and amortization	41	-	-	41
Total Operating Expense	292	(6)	-	286
Operating Income	92	6	-	98
Interest expense, net	55	-	-	55
Income Before Reorganization Items, Gain on Early Extinguishment of Debt and Provision for Income Taxes	37	6	-	43
Reorganization items	(1)	1	-	-
Gain on early extinguishment of debt	116		(116)	-
Income Before Provision for Income Taxes	152	7	(116)	43
Provision for income taxes	14	4	-	18
Net Income	$ 138	$ 3	$ (116)	$ 25
Basic and Diluted Earnings per Common Share	$ 8.86			
Operating Income	$ 92	$ 6	$ -	$ 98
Depreciation and Amortization	41	-	-	41
EBITDA (non-GAAP) [1]	$ 133	$ 6	$ -	$ 139
Operating Income margin [2]	23.9%			25.5%
Impact of depreciation and amortization	10.7%			10.7%
EBITDA margin (non-GAAP) [1]	34.6%			36.2%

Notes:

(1) EBITDA is a non-GAAP measure that represents earnings before interest, taxes, gain on early extinguishment of det reorganization items, depreciation and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by operating revenue.

(2) Operating income margin is calculated by dividing operating income by operating revenue.

(3) Severance costs of $1 million are associated with headcount reductions. Other items includes a facility exit charge. Reorganization items of $1 million represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

(4) Gain on early extinguishment of debt represents the gain associated with the purchase of a portion of the Company's debt below par value.

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SuperMedia Inc.
Consolidated Statements of Operations

Reconciliation from Reported (GAAP) to Adjusted (Non-GAAP)
Year Ended December 31, 2011

(dollars in millions, except per share amounts)

Unaudited	Year Ended 12/31/11 Reported (GAAP)	Adjustments: Severance, Reorganization and Other Items [3]	Adjustments: Gain on Early Extinguishment of Debt [4]	Adjustments: Impairment Charge [5]	Year Ended 12/31/11 Adjusted (Non-GAAP)
Operating Revenue	$ 1,642	$ –	$ –	$ –	$ 1,642
Operating Expense					
Selling	435	–	–	–	435
Cost of sales (exclusive of depreciation and amortization)	408	–	–	–	408
General and administrative	220	(23)	–	–	197
Depreciation and amortization	172	–	–	–	172
Impairment charge	1,003	–	–	(1,003)	–
Total Operating Expense	2,238	(23)	–	(1,003)	1,212
Operating Income (Loss)	(596)	23	–	1,003	430
Interest expense, net	227	–	–	–	227
Income (Loss) Before Reorganization Items, Gain on Early Extinguishment of Debt and Provision for Income Taxes	(823)	23	–	1,003	203
Reorganization items	(2)	2	–	–	–
Gain on early extinguishment of debt	116	–	(116)	–	–
Income (Loss) Before Provision for Income Taxes	(709)	25	(116)	1,003	203
Provision for income taxes	62	10	–	6	78
Net Income (Loss)	$ (771)	$ 15	$ (116)	$ 997	$ 125
Basic and Diluted (Loss) per Common Share	$ (51.04)				
Operating Income (Loss)	$ (596)	$ 23	$ –	$ 1,003	$ 430
Depreciation and Amortization	172	–	–	–	172
EBITDA (non-GAAP) [1]	$ (424)	$ 23	$ –	$ 1,003	$ 602
Operating income (loss) margin [2]	-36.3%				26.2%
Impact of depreciation and amortization	10.5%				10.5%
EBITDA margin (non-GAAP) [1]	-25.8%				36.7%

Notes:

[1] EBITDA is a non-GAAP measure that represents earnings before interest, taxes, gain on early extinguishment of debt, reorganizatic items, depreciation and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by operating revenue.

[2] Operating income (loss) margin is calculated by dividing operating income (loss) by operating revenue.

[3] Severance costs of $13 million are associated with headcount reductions. Other items includes charges associated with a non-recurring vendor settlement and facility exit costs. Reorganization items of $2 million represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

[4] Gain on early extinguishment of debt represents the gain associated with the purchase of a portion of the Company's debt below par value.

[5] Includes a non-cash impairment charge associated with the write down of goodwill.

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